Exhibit (a)(10)

               SUPPLEMENT DATED JUNE 27, 2001 TO OFFER TO EXCHANGE
                               DATED JUNE 1, 2001

                               ARVINMERITOR, INC.

            OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS TO PURCHASE SHARES OF COMMON STOCK HAVING AN EXERCISE PRICE EQUAL TO OR GREATER THAN $22.25 PER SHARE FOR SHARES OF RESTRICTED STOCK

================================================================================

            THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT,
       EASTERN TIME, ON FRIDAY NIGHT, JULY 13, 2001, UNLESS THE OFFER IS
                                   EXTENDED.

================================================================================

         The expiration date of the offer has been extended from 12:00 midnight, Eastern Time, on Friday night, June 29, 2001, to 12:00 midnight, Eastern Time, on Friday night, July 13, 2001.

         ArvinMeritor, Inc. is offering certain of its officers and other active employees who are holders of options to purchase shares of common stock, par value $1 per share, of ArvinMeritor ("common stock") having an exercise price equal to or greater than $22.25 per share (other than such options granted in June 1991) ("eligible options"), which are outstanding under the ArvinMeritor, Inc. 1997 Long-Term Incentives Plan (formerly the Meritor Automotive, Inc. 1997 Long-Term Incentives Plan), the ArvinMeritor, Inc. Employee Stock Benefit Plan (formerly the Arvin Industries, Inc. Employee Stock Benefit Plan), the ArvinMeritor, Inc. 1998 Stock Benefit Plan (formerly the Arvin Industries, Inc. 1998 Stock Benefit Plan) and the ArvinMeritor, Inc. 1988 Stock Benefit Plan (formerly the Arvin Industries, Inc. 1988 Stock Benefit Plan) (together, the "incentive plans"), the opportunity to exchange all eligible options for restricted shares of our common stock ("restricted stock") which we will issue under one or more of the incentive plans.

         This supplement amends and supplements our offer to exchange dated June 1, 2001 and the related letter of transmittal previously delivered to you. We are extending the expiration date of the offer from 12:00 midnight, Eastern Time, on Friday night, June 29, 2001, to 12:00 midnight, Eastern Time, on Friday night, July 13, 2001. Pursuant to this supplement, we are also amending and restating Q. 8 and Q. 28 of the Summary Term Sheet, Section 6 of the offer to exchange ("Conditions of the Offer") and Section 9 of the offer to exchange ("Information About ArvinMeritor, Inc.") as set forth below, and we are providing copies of certain financial information incorporated by reference in the offer to exchange. We are also amending Section 8 of the offer to exchange ("Source and

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Amount of Consideration; Terms of Restricted Stock") and Section 12 of the offer to exchange ("Legal Matters; Regulatory Approvals") as set forth below. This supplement does not otherwise alter the terms and conditions previously set forth in the offer to exchange, and should be read in conjunction with the offer to exchange and the related letter of transmittal.

         ALTHOUGH THE COMPENSATION COMMITTEE OF OUR BOARD OF DIRECTORS HAS APPROVED THIS OFFER, NEITHER THE COMPENSATION COMMITTEE NOR THE BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR ELIGIBLE OPTIONS IN THE OFFER. YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER YOUR ELIGIBLE OPTIONS.

         Shares of our common stock are quoted on the New York Stock Exchange under the symbol "ARM". On June 26, 2001, the closing price of our common stock on the New York Stock Exchange was $15.70 per share. We recommend that you obtain current market quotations for our common stock before deciding whether to elect to exchange your eligible options.

         If you have any questions about the exchange offer, please call Robert Slone, Vice President, Compensation and Benefits, at (248) 435-1210 or Bonnie Wilkinson, Assistant General Counsel, at (248) 435-0762. We thank you for your continued efforts on behalf of ArvinMeritor.

                                    IMPORTANT

         If you decide to tender your eligible options, you must deliver to us before 12:00 midnight, Eastern Time, on Friday night, July 13, 2001, unless the offer is further extended, a properly completed and duly executed letter of transmittal and any other documents required by the letter of transmittal.

         We are not making this offer to, and we will not accept any options from, option holders in any jurisdiction where it would be illegal to do so. However, we may, at our discretion, take any actions necessary for us to make this offer to option holders in any such jurisdiction.

         WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR ELIGIBLE OPTIONS PURSUANT TO THIS OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THE OFFER TO EXCHANGE, AS

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SUPPLEMENTED HEREBY, AND THE RELATED LETTER OF TRANSMITTAL OR TO WHICH WE HAVE
REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THE OFFER TO EXCHANGE, AS SUPPLEMENTED HEREBY, OR IN THE RELATED LETTER OF TRANSMITTAL. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.
























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

                                TABLE OF CONTENTS

Introductory Statement.........................................................1

Summary Term Sheet.............................................................1

     Q. 8     ARE THERE CONDITIONS TO THE
                OFFER TO EXCHANGE?.............................................1

     Q. 28    IS THERE ANY INFORMATION REGARDING
                ARVINMERITOR THAN I SHOULD BE AWARE OF?........................1

6.   CONDITIONS OF THE OFFER...................................................1

9.   INFORMATION ABOUT ARVINMERITOR, INC.......................................4




















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

                             INTRODUCTORY STATEMENT

         The following information amends and supplements our offer to exchange dated June 1, 2001. We are extending the expiration date of the offer from 12:00 midnight, Eastern Time, on Friday night, June 29, 2001, to 12:00 midnight, Eastern Time, on Friday night, July 13, 2001. Pursuant to this supplement, we are also amending and restating Q. 8 and Q. 28 of the Summary Term Sheet,
Section 6 of the offer to exchange ("Conditions of the Offer") and Section 9 of the offer to exchange ("Information About ArvinMeritor, Inc.") as set forth below, and we are providing copies of certain financial information incorporated by reference in the offer to exchange. In addition, (i) Section 8 of the offer to exchange ("Source and Amount of Consideration; Terms of Restricted Stock") is hereby amended by changing the reference in such section from "755,248.77 shares of restricted stock" to "757,238.60 shares of restricted stock" and (ii) Section 12 of the offer to exchange ("Legal Matters; Regulatory Approvals") is hereby amended by changing the last sentence thereof to read as follow: "Our obligations under this offer are subject to certain conditions set forth in
Section 6." This supplement does not otherwise alter the terms and conditions previously set forth in the offer to exchange, and should be read in conjunction with the offer to exchange and the related letter of transmittal.

SUMMARY TERM SHEET

Q.8.     ARE THERE CONDITIONS TO THE OFFER TO EXCHANGE?

         The offer is not conditioned upon a minimum number of eligible options being tendered. The offer is subject to number of conditions, including the conditions described in Section 6.

Q.28.    IS THERE ANY INFORMATION REGARDING ARVINMERITOR THAT I SHOULD BE AWARE
         OF?

         Before making your decision you should carefully review the information about ArvinMeritor set forth in Section 9 of the offer to exchange. This information explains where you can find additional information about us, including by referring to certain financial information contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2000 and our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2000 and April 1, 2001 which were filed with the Securities and Exchange Commission. We are providing with the offer to exchange copies of financial statements included in our 2000 Annual Report to Shareowners and our Quarterly Report on Form 10-Q for the quarter ended April 1, 2001. (See Section 9)

6.       CONDITIONS OF THE OFFER

         Notwithstanding any other provision of the offer, we will not be required to accept any eligible options tendered for exchange, and we may terminate or amend the offer, or postpone our acceptance and cancellation of any options tendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Securities Exchange Act, if at any time on or after June 1, 2001 and prior to the expiration date (July 13, 2001 unless the offer is


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

further extended) any of the following events has occurred, or has been determined by us to have occurred, and, in our reasonable judgment in any such case and regardless of the circumstances giving rise thereto, including any action or omission to act by us, the occurrence of such event or events makes it inadvisable for us to proceed with the offer or with such acceptance and cancellation of options tendered for exchange:

         (a) there shall have been threatened or instituted or be pending any action or proceeding by any governmental, regulatory or administrative agency or authority that directly or indirectly challenges the making of the offer, the acquisition of some or all of the tendered options pursuant to the offer, or the issuance of restricted stock, or otherwise relates in any manner to the offer, or that, in our reasonable judgment, could materially and adversely affect our business, condition, income, operations or prospects or materially impair the contemplated benefits of the offer to us;

         (b) there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be eligible to the offer or us, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly:

                   (1) make the acceptance for exchange of, or issuance of restricted stock for, some or all of the tendered options illegal or otherwise restrict or prohibit consummation of the offer or that otherwise relates in any manner to the offer;

                   (2) delay or restrict our ability, or render us unable, to accept for exchange, or issue restricted stock for, some or all of the tendered options;

                   (3) materially impair the contemplated benefits of the offer to us; or

                   (4) materially and adversely affect our business, condition, income, operations or prospects or materially impair the contemplated benefits of the offer to us;

         (c)  there shall have occurred:

                   (1) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

                   (2) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory; or


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                   (3)  any decline in either the Dow Jones Industrial Average, the Nasdaq National Market or the Standard and Poor's Index of 500 Companies by an amount in excess of 10% measured during any time period after the close of business on June 1, 2001;

         (d) a tender or exchange offer with respect to some or all of our common stock, or a merger or acquisition proposal for us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that:

                   (1)   any person, entity or "group," within the meaning of
              Section 13(d)(3) of the Securities Exchange Act, shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than 5% of the outstanding shares of our common stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before June 1, 2001;

                   (2)   any such person, entity or group that has filed a
              Schedule 13D or Schedule 13G with the SEC before June 1, 2001 shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our common stock; or

                   (3) any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of the assets or securities of us or any of our subsidiaries; or

         (e) any change or changes shall have occurred in our business, condition (financial or otherwise), assets, income, operations, prospects or stock ownership that, in our reasonable judgment, is or may be material to us or may materially impair the contemplated benefits of the offer to us.

         The conditions to the offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them prior to the expiration date (July 13, 2001 unless the offer is further extended). We may waive them, in whole or in part, at any time and from time to time prior to the expiration date, in our discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 6 will be final and binding upon all persons.


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9.       INFORMATION ABOUT ARVINMERITOR, INC.

         The Tender Offer Statement on Schedule TO that we filed with the Securities and Exchange Commission (the "SEC") on June 1, 2001 in connection with the offer to exchange incorporates certain financial information about ArvinMeritor included in pages 33 through 51 of our 2000 Annual Report to Shareowners included in Exhibit 13 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2000 and pages 2 through 13 of our Quarterly Report on Form 10-Q for the quarter ended April 1, 2001 which we filed with the SEC. We are providing with the offer to exchange copies of financial statements included in our 2000 Annual Report to Shareowners and our Quarterly Report on Form 10-Q for the quarter ended April 1, 2001 referred to in the previous sentence. Please see Section 16 of the offer to exchange for information about how to obtain copies of our other SEC filings.


                                                 ArvinMeritor, Inc.

June 27, 2001










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